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                                                                   EXHIBIT 99.C

                        PROXY FOR SPECIAL MEETING OF
                       FIRST NATIONAL BANK OF MANATEE
                             BRADENTON, FLORIDA

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of First National Bank of Manatee, Bradenton, Florida, do hereby nominate, constitute, and appoint Francis I. duPont, III and/or Glen W. Fausset, or either of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on __________, 1998, at the Special Meeting of its shareholders to be held at ____________________________________, Bradenton,
Florida 34209, on _____________, 1998 at ____ p.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the formation of a holding company by the adoption of a Consolidation Agreement (the "Agreement"), which provides for: (i) the consolidation of Manatee Interim Bank, N.A., a wholly owned subsidiary of First National Bancshares, Inc., a Florida corporation (the "Company"), with the Bank under the name and charter of First National Bank of Manatee with shareholders of the Bank receiving two (2) shares of Company stock for each share of Bank stock held by them.

                     [ ] For   [ ] Against  [ ] Abstain

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF INCLUDING ADJOURNMENT OF THE MEETING.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.




                          PLEASE SIGN ON REVERSE SIDE




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                                 INSERT LABEL


Date:___________________________________________

________________________________________________
     (STOCKHOLDER SIGNATURE)



_________________________________________________
     (STOCKHOLDER SIGNATURE)

Please Print Name______________________________________________________________


Please Print Number of Shares__________________________________________________


(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.)




                       PLEASE SIGN AND RETURN IMMEDIATELY